Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

POLYPORE (JAPAN) INC.

ARTICLE ONE

The name of the corporation is Polypore (Japan) Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19904.  The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of one cent ($.01) per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address

Marci Shaffer	200 East Randolph Drive
Suite 5700
Chicago, Illinois 60601

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide.  The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.  Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.  Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 7th day of October, 1994.

/s/ Marci Shaffer
Marci Shaffer, Sole Incorporator

CERTIFICATE OF CORRECTION
TO CERTIFICATE OF INCORPORATION
OF
POLYPORE (JAPAN) INC.

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Pursuant to Section 103(f) of the General
Corporation Law of the State of Delaware

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Jerry Zucker and James G. Boyd, being the duly elected and acting President and Secretary, respectively, of Polypore (Japan) Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, DO HEREBY CERTIFY as follows:

1.             The name of the corporation (hereinafter called the “Corporation”) is Polypore (Japan) Inc.

2.             The Certificate of Incorporation of the Corporation, which was filed by the Secretary of State of Delaware on October 7, 1994 (the “Certificate of Incorporation”) is hereby corrected.

3.             The inaccuracy to be corrected in said Certificate of Incorporation is as follows:

ARTICLE ONE

                The name of the corporation is Polypore (Japan) Inc.

4.             The portion of the Certificate of Incorporation in corrected form is as follows:

ARTICLE ONE

                The name of the corporation is Polypore International, Inc.

IN WITNESS WHEREOF, the undersigned do hereby certify under penalties of perjury that this Certificate of Correction to the Certificate of Incorporation is the act and deed of

the undersigned and the facts stated herein are true and accordingly have hereunto set their hands this   13th   day of October, 1994.

POLYPORE (JAPAN) INC.,
a Delaware corporation

By:	/s/ Jerry Zucker
Jerry Zucker, President

ATTEST:

/s/ James G. Boyd
James G. Boyd, Secretary

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION OF

POLYPORE INTERNATIONAL, INC.

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Adopted in accordance with the
provisions of §242 of the General
Corporation Law of the State of Delaware

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Jerry Zucker and James G. Boyd, being the President and Secretary, respectively, of Polypore International, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DO HEREBY CERTIFY as follows:

FIRST:  The Board of Directors of the Corporation adopted the resolution set forth below proposing the amendment to the Certificate of Incorporation (the “Amendment”) and directed that the Amendment be submitted to the sole holder of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

                RESOLVED, that the board of directors of the Corporation deem it advisable and in its best interest to amend its Certificate of Incorporation of the Corporation by deleting ARTICLE ONE in its entirety and inserting in its place a new ARTICLE ONE to read as follows:

ARTICLE ONE

The name of the corporation Daramic International, Inc.

SECOND:  The Amendment as duly adopted in accordance with §228 and §242 of the General Corporation Law of the State of Delaware by the sole holder of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

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IN WITNESS WHEREOF, the undersigned do hereby certify under penalties of perjury that this Certificate of Amendment is the act and deed of the undersigned and the facts stated herein are true and accordingly have hereunto set their hands this   18th   day of November, 1994.

POLYPORE INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Jerry Zucker
Jerry Zucker, President

ATTEST:

By:	/s/ James G. Boyd
James G. Boyd, Secretary